Hateley& Hampton

Attorneys&counselors

201 Santa monica boulevard

suite 300

santa monica, California 90401-2224

Telephone (310) 576-4758

Facsimile (310) 388-5899

Email: dhateley@hateleyhampton.com

July 12, 2011

United States Securities

 and Exchange Commission

100 F Street, N. E.

Washington, D.C.   20549

Re: Thunderclap Entertainment, Inc. (hereinafter the “Company”) Registration Statement on Form S-1 Relating to 1,485,000 shares of the Company’s Common Stock, no par value, from Selling Shareholders

Gentlemen:

I have been requested by the Company, a California corporation, to furnish you with my opinion as to the matters hereinafter set forth in connection with the above captioned registration statement (the “Registration Statement”) covering a maximum of 1,485,000 shares which will be offered by the Company.

In connection with this opinion, I have examined the Registration Statement, the Articles of Incorporation and the By-Laws of the Company, copies of the records of corporate proceedings of the Company, and copies of such other agreements, instruments and documents, as I have deemed necessary to enable me to render the opinion hereinafter expressed.

Based upon and subject to the foregoing, I am of the opinion that the shares being offered and registered when sold in the manner described in the Registration Statement will be legally issued, fully paid and non-assessable.

I am an attorney licensed to practice law in the State of California. This opinion is limited to matters governed by the federal laws of the United States and the laws of the State of California including the statutory provisions as well as all applicable provisions of the California and reported decisions interpreting the laws ("California Corporate Law") in effect on the date hereof, to the extent such laws are involved in the opinions set forth herein, and I express no opinion on any matter governed by the law of any other jurisdiction.

I shall have no obligation to inform you of changes in law or fact or of any other matters of which I become aware after the effective date of the Registration Statement.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to my name under the caption “Legal Matters” in the prospectus included in the registration statement.

Very truly yours,

Hateley & hampton

Donald P. Hateley